EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2009, relating to the consolidated financial statements and financial statement schedule of PDF Solutions, Inc. and its subsidiaries (the “Company”)  for each of the two years in the period ended December 31, 2008 appearing in PDF Solutions, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2009.

/s/ Deliotte & Touche

San Jose, CA

June 15, 2010